FOR IMMEDIATE RELEASE

LCC Contact:

Nancy Feeney

Director of Marketing Communications

and External Relations

nancy_feeney@lcc.com

+1.703.873.2077

LCC Receives Notice of NASDAQ Listing Council Review;

Delays Filing of 10-K Pending Completion of Final SOX Testing;

Delays Filing of 8-K/A Pending Receipt of Financial Data from WFI

McLean, Virginia, August 13, 2007 -- LCC International Inc., (NASDAQ: LCCI), a global leader in wireless voice and data turn-key services, announced today it had received notice that the NASDAQ Listing and Hearing Review Council (the “Listing Council”) decided to review the June 25, 2007 decision of the NASDAQ Listing Qualifications Panel (the “Panel”) regarding LCC. The Listing Council has determined to stay, pending further action by the Listing Council, the Panel’s decision to suspend trading in LCC’s securities in the event LCC fails to file its 2006 annual report on Form 10-K (the “2006 Form 10-K”) by August 14, 2007 or fails to file its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007 by September 24, 2007.

The Listing Council has asked the NASDAQ Listing Qualifications Department to submit, by October 19, 2007, an updated qualifications summary sheet and any additional information that the staff believes would assist the Council in its review of the matter. LCC has been given an opportunity to also submit, by October 29, 2007, any additional information that it wishes the Council to consider.

“The action of the Listing Council should allow LCC to wrap up the 2006 audit, release the 10K, hire new auditors to replace KPMG LLP, and file the 10Qs for 1Q and 2Q of 2007 without the imminent threat of delisting. We continue to work diligently to bring all our filing into compliance for 2007,” said Dean Douglas, President and Chief Executive Officer.

LCC also announced today that it will not be in a position to file its 2006 Form 10-K with the U.S. Securities and Exchange Commission (“SEC”) by August 14, 2007 due to the need for additional time for LCC to complete its testing and assessment of the effectiveness of internal controls over financial reporting and for its auditors, KPMG LLP, to complete its required testing and review procedures with respect to such internal controls as of December 31, 2006 in accordance with Section 404 of the Sarbanes Oxley Act (SOX) of 2002 and for LCC and KPMG LLP to complete certain other procedures necessary for filing the Form 10K for the year ended December 31, 2006.

As previously announced by LCC on May 8, 2007, KPMG LLP will cease to serve as LCC’s auditors following completion of the 2006 Form 10-K. LCC also announced today it will not be in a position to file with the SEC its quarterly report on Form 10-Q for the quarter ended June 30, 2007 by the due date of August 14, 2007, due to the need for the Company to complete the 2006 Form 10-K, retain replacement auditors, and have the replacement auditors complete their quarterly review procedures.

Finally, LCC also announced today that it has not received from Wireless Facilities, Inc. (“WFI”) audited financial results for the U.S. engineering services business acquired from WFI on June 1, 2007 (the “Carve-Out Audit”) and that LCC has been advised by WFI that the Carve-Out Audit will not be released to LCC until completion of WFI’s restated annual report on Form 10-K for the year ended December 31, 2006, which WFI has indicated it expects to complete and file by September 10, 2007. As a consequence of the delay in receiving the Carve-Out Audit, LCC will not be in a position to file a Form 8-K/A containing pro forma financial results for the WFI acquisition by the due date of August 15, 2007.

About LCC International, Inc.

LCC International, Inc. is a global leader in voice and data design, deployment and management solutions to the wireless telecommunications industry. The Company has worked with all major access technologies and has participated in the success of some of the largest and most sophisticated wireless systems in the world. Through an integrated set of technical business consulting, training, design, deployment, operations and maintenance services, LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. News and additional information are available at www.lcc.com.

Cautionary Note regarding forward-looking statements under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding LCC’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include statements about LCC’s expected filing of its 2006 Form 10-K and other SEC filings and statements about LCC’s expectations regarding the risk of being delisted by NASDAQ. All forward-looking statements included in this release are based upon information available to LCC as of the date of this release, which may change, and LCC assumes no obligation to update any such forward-looking statement. These statements are not guarantees. Factors that could cause or contribute to differences from such expectations include, but are not limited to, delays in the development, commercialization or market acceptance of new offerings and other factors that may affect our business are discussed in LCC’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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